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                                                                     EXHIBIT 5.1

                            MILLENNIUM AMERICA INC.
                               230 HALF MILE ROAD
                           RED BANK, NEW JERSEY 07701

                                                                   June 13, 2003

Millennium America Inc.
230 Half Mile Road
Red Bank, New Jersey 07701

Ladies and Gentlemen:

    I am Senior Vice President, General Counsel and Secretary of Millennium America Inc., a Delaware corporation (the 'Company'), and Millennium Chemicals Inc., a Delaware corporation and the indirect parent company of the Company (the 'Guarantor' and, together with the Company, the 'Issuers'), in connection with the offer by the Company to exchange up to $100,000,000 aggregate principal amount of its 9 1/4% Senior Notes due 2008 (the 'Exchange Notes'), which will be registered under the Securities Act of 1933, as amended (the 'Securities Act'), for a like principal amount of the Company's issued and outstanding unregistered 9 1/4% Senior Notes due 2008 (the 'Unregistered Notes') pursuant to the Registration Statement on Form S-4 filed on June 13, 2003 (the 'Registration Statement'). The Unregistered Notes are, and the Exchange Notes will be, guaranteed on a senior unsecured basis (the 'Guarantee') unconditionally by the Guarantor.

    In so acting, I, or lawyers under my supervision, have examined original or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments including the following:

        (a) the Indenture, dated June 18, 2001, among the Issuers and The Bank of New York, as Trustee (the 'Indenture');

        (b) Forms of the Exchange Notes;

        (c) Forms of the Guarantee; and

        (d) the Exchange and Registration Rights Agreement, dated as of April 25, 2003 among the Issuers, J.P. Morgan Securities Inc., Banc of America Securities LLC, BNP Paribas Securities Corp., Credit Lyonnais Securities
    (USA) Inc., Daiwa Securities SMBC Europe Limited and SG Cowen Securities Corporation.

    The documents described in subsections (a) through (d) above are referred to herein collectively as the 'Transaction Documents.'

    In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as original, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and authenticity of the original of such latter documents. As to all questions of fact material to these opinions that have not been independently established, I have relied upon, and assume the accuracy of, representations and warranties contained in the Transaction Documents and certificates and oral or written statements and other information of or from representatives of the Issuers and others and assume compliance on the part of all parties to the Transaction Documents with their covenants and agreements contained therein.

    To the extent it may be relevant to the opinion expressed herein, I have assumed that:

        (i) the parties to the Transaction Documents (other than the Issuers) have the power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated thereby;

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        (ii) the Transaction Documents have been duly authorized, executed and delivered by, and constitute valid and binding obligations of, the parties (other than the Issuers) and are enforceable against such parties (other than the Issuers) in accordance with their terms; and

        (iii) the parties will comply with all of their obligations under the Transaction Documents and all laws applicable thereto.

    Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

        (1) The Exchange Notes have been duly and validly authorized by the Company, and when duly executed by the proper officers of the Company, authenticated and delivered by the Trustee, and issued in exchange for the Unregistered Notes as contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

        (2) The Guarantee of the Exchange Notes by the Guarantor has been duly authorized by the Guarantor and, when the Exchange Notes have been duly executed by the Issuer and authenticated by the trustee and the Guarantee has been duly executed by the Guarantor in accordance with the terms of the Indenture and the Guarantee, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

    The opinions set forth above are subject to the following qualifications:

        (A) The opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws (and related judicial doctrines) of general application affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

        (B) I do not express an opinion as to the application of, and my opinions above are subject to, the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law and any law governing the liquidation or dissolution of, or the distribution of assets of, any person or entity (including, without limitation, any law relating to the payment of dividends or other distributions on capital stock or the repurchase of capital stock).

        (C) I express no opinion as to the validity, binding effect or enforceability of any provision of the Exchange Notes, the Guarantee or the Indenture relating to indemnification, contribution or exculpation (i) in connection with violations of any applicable laws, statutory duties or public policy, or (ii) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (iii) under circumstances involving the negligence of the indemnified party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit.

        (D) I express no opinion as to the validity, binding effect or enforceability of any provision of the Exchange Notes, the Guarantee or the Indenture (i) specifying that provisions thereof may be waived only in writing to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modified any such provision, (ii) related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York or
    (iii) purporting to create a trust or another fiduciary relationship.

    In addition to the foregoing, my opinion in paragraph 2 above is subject to the following qualifications:

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        (a) Provisions in the Guarantee or the Indenture that provide that the
    Guarantor's liability thereunder shall not be affected by actions or failures to act on the part of the recipient of the Guarantee or the trustee or by amendments or waivers of provisions of documents governing the guaranteed obligations might not be enforceable under circumstances and in the event of actions that change the essential nature of the terms and conditions of the guaranteed obligations.

        (b) I have assumed consideration that is fair and sufficient to support the agreements of the Guarantor under the Guarantee and Article 10 of the Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by the Guarantor.

    The opinion expressed herein is limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant hereto, the General Corporation Law of the State of Delaware, each as currently in effect, together with applicable provisions of the Constitution of the State of Delaware and relevant decisional law. The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

    I hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to me under the caption 'Legal Matters' in the prospectus that is included in the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under section 7 of the Securities Act thereunder.

                                          Very truly yours,

                                          By:       /s/ C. WILLIAM CARMEAN
                                               .................................

                                                     C. WILLIAM CARMEAN

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